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                                                                      EXHIBIT 32

                 SECTION 1350 CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, James T. Hackett, President and Chief Executive Officer of Anadarko Petroleum Corporation (Company) and James R. Larson, Senior Vice President, Finance and Chief Financial Officer of the Company, certify that:

     (1) the Annual Report on Form 10-K of the Company for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

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

March 3, 2004
                                                   -s- JAMES T. HACKETT
                                                   ------------------------------------------------
                                                   James T. Hackett
                                                   President and Chief Executive Officer

March 3, 2004
                                                   -s- JAMES R. LARSON
                                                   ------------------------------------------------
                                                   James R. Larson
                                                   Senior Vice President, Finance and
                                                   Chief Financial Officer
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This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by
Section 906 will be retained by Anadarko and furnished to the Securities and
Exchange Commission or its staff upon request.